As filed with the Securities and Exchange Commission on February 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATMOS ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Texas and Virginia	75-1743247
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Three Lincoln Centre 5430 LBJ Freeway Dallas, Texas 75240 (972) 934-9227	Karen E. Hartsfield 1800 Three Lincoln Centre 5430 LBJ Freeway Dallas, Texas 75240 (972) 934-9227
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to mail copies of all orders, notices and communications to:

Robyn Zolman

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, Colorado 80202

(303) 298-5700

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities and common stock (no par value per share)	$4,000,000,000(1)	(2)

(1)

An indeterminate number of securities is being registered as may from time to time be sold at indeterminate prices, up to a maximum aggregate offering price of $4,000,000,000. The total amount of $4,000,000,000 of securities being registered represents the offering price of any common stock, the principal amount of any debt securities issued at their stated principal amount and the offering price of any debt securities issued at an original discount. The securities being registered also include an indeterminate number of shares of common stock that may be issued upon conversion of debt securities that are being registered. Separate consideration may or may not be received for shares of common stock that are issuable upon conversion of debt securities.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Atmos Energy Corporation

By this prospectus, we offer up to

$4,000,000,000

of debt securities and common stock.

We will provide specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus, in the applicable prospectus supplement and in the documents incorporated by reference.

Our common stock is listed on the New York Stock Exchange under the symbol “ATO.”

Our address is 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, and our telephone number is (972) 934-9227.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 11, 2020

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus or in any of the documents that are incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. You should assume that the information appearing in this prospectus, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The terms “we,” “our,” “us,” and “Atmos Energy” refer to Atmos Energy Corporation and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained or incorporated by reference in this prospectus that are not statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future results and are not statements of fact, actual results may differ materially from those stated. Important factors that could cause future results to differ include, but are not limited to:

•	state and local regulatory trends and decisions, including the impact of rate proceedings before various state regulatory commissions;

•	increased federal regulatory oversight and potential penalties;

•	possible increased federal, state and local regulation of the safety of our operations;

•	possible significant costs and liabilities resulting from pipeline integrity and other similar programs and related repairs;

•	the inherent hazards and risks involved in distributing, transporting and storing natural gas;

•	the capital-intensive nature of our business;

•	our ability to continue to access the credit and capital markets to execute our business strategy;

•	market risks beyond our control affecting our risk management activities, including commodity price volatility, counterparty performance or creditworthiness and interest rate risk;

•	the concentration of our operations in Texas;

•	the impact of adverse economic conditions on our customers;

•	changes in the availability and price of natural gas;

•	the availability and accessibility of contracted gas supplies, interstate pipeline and/or storage services;

•	increased competition from energy suppliers and alternative forms of energy;

•	adverse weather conditions;

•	increased costs of providing health care benefits, along with pension and postretirement health care benefits and increased funding requirements;

•	the inability to continue to hire, train and retain operational, technical and managerial personnel;

•	the impact of climate change;

•	the impact of greenhouse gas emissions or other legislation or regulations intended to address climate change;

•	increased dependence on technology that may hinder the Company’s business if such technologies fail;

•

the threat of cyber-attacks or acts of cyber-terrorism that could disrupt our business operations and information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information;

•	natural disasters, terrorist activities or other events; and

•	other risks and uncertainties discussed in this prospectus, any accompanying prospectus supplement and our other filings with the Securities and Exchange Commission (the “SEC”).

All of these factors are difficult to predict and many are beyond our control. Accordingly, while we believe our forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in our documents or oral presentations, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “projection,” “seek,” “strategy” or similar words are intended to identify forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

For additional factors you should consider generally and when evaluating these forward-looking statements, please see “Risk Factors” below, “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. See also “Incorporation of Certain Documents by Reference” on page 25 of this prospectus, as well as the applicable prospectus supplement.

RISK FACTORS

Investing in our debt securities or our common stock involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties include those described in the risk factors and other sections of the documents that are incorporated by reference in this prospectus. Subsequent prospectus supplements may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplements. You should carefully consider all of the information contained in or incorporated by reference in this prospectus or in the applicable prospectus supplement before you invest in our debt securities or common stock.

ATMOS ENERGY CORPORATION

Atmos Energy Corporation, headquartered in Dallas, Texas, and incorporated in Texas and Virginia, is one of the country’s largest natural-gas-only distributors based on number of customers. We deliver natural gas through regulated sales and transportation arrangements to over three million residential, commercial, public authority and industrial customers in eight states located primarily in the South. We also operate one of the largest intrastate pipelines in Texas based on miles of pipe.

We manage and review our consolidated operations through the following reportable segments:

•	The distribution segment is primarily comprised of our regulated natural gas distribution and related sales operations in eight states.

•	The pipeline and storage segment is comprised primarily of the pipeline and storage operations of our Atmos Pipeline—Texas division and our natural gas transmission operations in Louisiana.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series and which may include provisions regarding conversion of the debt securities into our common stock; and

•	common stock.

The aggregate initial offering price of all securities sold will not exceed $4,000,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers. The offer and sale of securities by this prospectus is subject to receipt of satisfactory regulatory approvals in three states, all of which have been received and are currently in effect.

Prospectus Supplements

This prospectus provides you with a general description of the debt securities and common stock we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to or change information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus.

In each prospectus supplement, which will be attached to the front of this prospectus, we will include, among other things, the following information:

•	the type and amount of securities which we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	if applicable, information about the securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities, where necessary; and

•	any other material information about the offering and sale of the securities.

For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and the applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

USE OF PROCEEDS

Except as may otherwise be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities that we may offer and sell from time to time by this prospectus for general corporate purposes, including for working capital, repaying indebtedness and funding capital projects and other growth.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms that we anticipate will be common to all series of debt securities. Please note that the terms of any series of debt securities that we may offer may differ significantly from the common terms described in this prospectus. Many of the other terms of any series of debt securities that we offer, and any differences from the common terms described in this prospectus, will be described in the prospectus supplement for such securities to be attached to the front of this prospectus.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, a document called an indenture will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on behalf of the purchasers of the debt securities. We have entered into an indenture with U.S. Bank National Association, as trustee (the “indenture”), which is subject to the Trust Indenture Act of 1939. The trustee under the indenture has the following two main roles:

•	the trustee can enforce your rights against us if we default; there are some limitations on the extent to which the trustee acts on your behalf, which are described later in this prospectus; and

•	the trustee will perform certain administrative duties for us, which include sending you interest payments and notices.

As this section is a summary of some of the terms of the debt securities we may offer under this prospectus, it does not describe every aspect of the debt securities. We urge you to read the indenture and the other documents we file with the SEC relating to the debt securities because the indenture for those securities and those other documents, and not this description, will define your rights as a holder of our debt securities. We filed a copy of the indenture with the SEC as an exhibit to our Current Report on Form 8-K filed March 26, 2009, and it is incorporated in this prospectus by reference. We may file any such other documents as exhibits to an annual, quarterly or current report that we file with the SEC following their execution. See “Where You Can Find More Information” for information on how to obtain copies of the indenture and any such other documents. References to the “indenture” mean the indenture that will define your rights as a holder of debt securities. Capitalized terms used in this section and not otherwise defined have the meanings set forth in the indenture.

General

The debt securities will be our unsecured obligations. Senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. Subordinated debt securities will rank junior to our senior indebtedness, including our credit facilities.

You should read the prospectus supplement that will describe the following terms of the series of debt securities offered by the prospectus supplement:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	the ranking of the debt securities;

•	if the debt securities are subordinated, the terms of subordination;

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the aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued, and the date or dates when the principal of the debt securities will be payable or how those dates will be determined or extended;

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the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, how the rate or rates will be determined, and the periods when the rate or rates will be in effect;

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the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, whether and the terms under which payment of interest may be deferred, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

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the place or places, if any, other than or in addition to New York City, of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

•	any optional redemption provisions and any restrictions on the sources of funds for redemption payments, which may benefit the holders of other securities;

•	any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

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whether the amount of payments of principal of, any premium on, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

•	any modifications, deletions or additions to the events of default or covenants with respect to the debt securities described in this prospectus;

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if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

•	any modifications, deletions or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the debt securities;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	if other than the trustee, the name of the paying agent, security registrar or transfer agent for the debt securities;

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if we do not issue the debt securities in book-entry form only to be held by The Depository Trust Company, as depository, whether we will issue the debt securities in certificated form or the identity of any alternative depository;

•	the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

•	the denomination or denominations in which the debt securities will be issued, if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof;

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any provisions requiring us to pay Additional Amounts on the debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the Additional Amounts;

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whether the debt securities will be convertible into or exchangeable for other debt securities or common shares, and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period and any other provision related to the debt securities; and

•	any other material terms of the debt securities or the indenture, which may not be consistent with the terms set forth in this prospectus.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or interest on the debt securities will include Additional Amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that we are authorized to issue from time to time. The indenture also provides that there may be multiple series of debt securities issued thereunder and more than one trustee thereunder, each for one or more series of debt securities. If a trustee is acting under the indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.

We may issue debt securities with terms different from those of debt securities already issued. Without the consent of the holders of the outstanding debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when we created that series.

There is no requirement that we issue debt securities in the future under the indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

We may issue the debt securities as “original issue discount securities,” which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Holders of Debt Securities

Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in the depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under the indenture, we will recognize as a holder only the person in whose name a debt security is registered. Consequently, for debt securities issued in global form, we will recognize only the depository as the holder of the debt securities and we will make all payments on the debt securities to the depository. The depository passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities. As a result, you will not own the debt securities directly. Instead, you will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, you will be an indirect holder, and not a holder, of the debt securities.

Street Name Holders. In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, you may choose to hold your debt securities in your own name or in “street name.” Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name you will be an indirect holder, and not a holder, of those debt securities.

Legal Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to you if you hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether you choose to be an indirect holder of a debt security or have no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice, even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture) we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Global Securities

What is a Global Security? We will issue each debt security under the indenture in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depository. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depository for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depository or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depository, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depository or with another institution that does. Thus, if your security is represented by a global security, you will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. We do not recognize an indirect holder as a holder of debt securities and instead deal only with the depository that holds the global security. The account rules of your financial institution and of the depository, as well as general laws relating to securities transfers, will govern your rights relating to a global security.

If we issue debt securities only in the form of a global security, you should be aware of the following:

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you cannot cause the debt securities to be registered in your name, and cannot obtain non-global certificates for your interest in the debt securities, except in the special situations that we describe below;

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you will be an indirect holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as we describe under “Holders of Debt Securities” above;

•	you may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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you may not be able to pledge your interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depository’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to your interest in a global security. We and the trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depository in any way;

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DTC requires, and other depositories may require, that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depository’s book-entry system, and through which you hold your interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. Your chain of ownership may contain more than one financial intermediary. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, you will be able to choose whether to hold the debt securities directly or in street name. You must consult your own bank or broker to find out how to have your interests in a global security transferred on termination to your own name, so that you will be a holder. We have described the rights of holders and street name investors above under “Holders of Debt Securities.”

The special situations for termination of a global security are as follows:

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if the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository for that global security and we do not appoint another institution to act as depository within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults later under “Events of Default.”

If a global security is terminated, only the depository, and not we or the trustee, is responsible for deciding the names of the intermediary banks, brokers and other financial institutions in whose names the debt securities represented by the global security are registered, and, therefore, who will be the holders of those debt securities.

Covenants

This section summarizes the material covenants in the indenture. Please refer to the applicable prospectus supplement for information about any changes to our covenants, including any addition or deletion of a covenant, and to the indenture for information on other covenants not described in this prospectus or the applicable prospectus supplement.

Limitations on Liens. We covenant in the indenture that we will not, and will not permit any of our Restricted Subsidiaries to, create, incur, issue or assume any Indebtedness secured by any Lien on any Principal Property, or on shares of stock or Indebtedness of any Restricted Subsidiary, known as Restricted Securities, without making effective provision for the Outstanding Securities, other than debt securities of any series not entitled to the benefit of this covenant, to be secured by a Lien equally and ratably with, or prior to (or in the case of debt securities of any series that are subordinated in right of payment to the Indebtedness secured by such Lien, by a Lien subordinated to), the Lien securing such Indebtedness for so long as the Indebtedness is so secured, except that the foregoing restriction does not apply to:

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any Lien existing on the date of the first issuance of debt securities of the relevant series under the indenture, or existing on such other date as may be specified in any supplemental indenture, board resolution or officers’ certificate with respect to such series;

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any Lien on any Principal Property or Restricted Securities of any person existing at the time such person is merged or consolidated with or into us or a Restricted Subsidiary, or becomes a Restricted Subsidiary, or arising thereafter otherwise than in connection with the borrowing of money arranged thereafter and pursuant to contractual commitments entered into prior to and not in contemplation of such person’s becoming a Restricted Subsidiary;

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any Lien on any Principal Property or Restricted Securities existing at the time we or a Restricted Subsidiary acquire such Principal Property or Restricted Securities, whether or not such Lien is assumed by us or such Restricted Subsidiary, provided that no such Lien may extend to any other Principal Property or Restricted Securities of ours or any Restricted Subsidiary;

•

any Lien on any Principal Property, including any improvements on an existing Principal Property, of ours or any Restricted Subsidiary, and any Lien on Restricted Securities of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property, or to secure Indebtedness incurred by us or a Restricted Subsidiary for the purpose of financing all or any part of such cost; provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement or commencement of commercial operation of that Principal Property and, provided further, that no such Lien may extend to any other Principal Property of ours or any Restricted Subsidiary, other than any currently unimproved real property on which the Principal Property has been constructed or developed or the improvement is located;

•	any Lien on any Principal Property or Restricted Securities to secure Indebtedness owed to us or to a Restricted Subsidiary;

•

any Lien in favor of a governmental body to secure advances or other payments under any contract or statute or to secure Indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien;

•	any Lien created in connection with a project financed with, and created to secure, Non-Recourse Indebtedness;

•

any extension, renewal, substitution or replacement, or successive extensions, renewals, substitutions or replacements, in whole or in part, of any Lien referred to in any of the bullet points above, provided that the Indebtedness secured thereby may not exceed the principal amount of Indebtedness that is secured at the time of the renewal or refunding, plus any premium, cost or expense in connection with such extensions, renewals, substitutions or replacements, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements, shares of stock or Indebtedness that secured the Lien that was renewed or refunded; or

•

any Lien not permitted above securing Indebtedness that, together with the aggregate outstanding principal amount of other secured Indebtedness that would otherwise be subject to the above restrictions, excluding Indebtedness secured by Liens permitted under the above exceptions, and the Attributable Debt in respect of all Sale and Leaseback Transactions, not including Attributable Debt in respect of any such Sale and Leaseback Transactions described in the last two bullet points in the following paragraph, would not then exceed 15% of our Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions. We covenant in the indenture that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

•

we or a Restricted Subsidiary would be entitled, without securing the Outstanding Securities of any series, to incur Indebtedness secured by a Lien on the Principal Property that is the subject of such Sale and Leaseback Transaction pursuant to the provisions described in the preceding paragraph;

•	the Attributable Debt associated with the Sale and Leaseback Transaction would be in an amount permitted under the last bullet point of the preceding paragraph;

•

the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction are to be used for our business and operations or the business and operations of any Subsidiary; or

•

within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction is applied to the prepayment, other than mandatory prepayment, of any Outstanding Securities or Funded Indebtedness that is owed by us or a Restricted Subsidiary, other than Funded Indebtedness that is held by us or any Restricted Subsidiary or our Funded Indebtedness that is subordinate in right of payment to any Outstanding Securities that are entitled to the benefit of this covenant.

Definitions. Following are definitions of some of the terms used in the covenants described above.

“Attributable Debt” means, as to any lease under which any person is at the time liable for rent, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term, excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents, discounted from the respective due dates thereof at the rate of interest (or Yield to Maturity, in the case of original issue discount securities) borne by the then Outstanding Securities, compounded monthly.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests, however designated, in stock issued by a corporation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:

•	all current liabilities, excluding any portion thereof constituting Funded Indebtedness; and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on our most recent consolidated balance sheet contained in our latest quarterly or annual report filed with the SEC under the Securities Exchange Act of 1934, as amended, and computed in accordance with generally accepted accounting principles.

“Funded Indebtedness” means, as applied to any person, all Indebtedness of such person maturing after, or renewable or extendible at the option of the person beyond, 12 months from the date of determination.

“Indebtedness” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing Indebtedness; provided, however, that the following types of transactions will not be considered, for purposes of this definition, to result in a Lien:

•

any acquisition by us or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof;

•	any conveyance or assignment whereby we or any Restricted Subsidiary conveys or assigns to any person or persons an interest in oil, gas or any other mineral in place or the proceeds thereof;

•

any Lien upon any property or assets either owned or leased by us or a Restricted Subsidiary or in which we or any Restricted Subsidiary owns an interest that secures for the benefit of the person or persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the property or assets, or property or assets with which it is unitized, the payment to such person or persons of our proportionate part or the Restricted Subsidiary’s proportionate part of such development or operating expenses;

•	any lease classified as an operating lease under generally accepted accounting principles;

•	any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith; or

•	any guarantees that we make for the repayment of Indebtedness of any Subsidiary or guarantees by any Subsidiary of the repayment of Indebtedness of any entity.

“Non-Recourse Indebtedness” means, at any time, Indebtedness incurred after the date of the indenture by us or a Restricted Subsidiary in connection with the acquisition of property or assets by us or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired, provided that, under the terms of this Indebtedness and under applicable law, the recourse at such time and thereafter of the lenders with respect to such Indebtedness is limited to the property or assets so acquired, or the construction or improvements, including Indebtedness as to which a performance or completion guarantee or similar undertaking was initially applicable to the Indebtedness or the related property or assets if the guarantee or similar undertaking has been satisfied and is no longer in effect. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to us, any Subsidiary of ours or any other person for (a) environmental or tax warranties and indemnities and such other representations, warranties, covenants and indemnities as are customarily required in such transactions or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received from secured assets to be paid to the lender, waste and mechanics’ liens or similar matters.

“Principal Property” means any natural gas distribution property located in the United States, except any property that in the opinion of our board of directors is not of material importance to the total business conducted by us and our consolidated Subsidiaries.

“Restricted Subsidiary” means any Subsidiary the amount of Consolidated Net Tangible Assets of which constitutes more than 10% of the aggregate amount of Consolidated Net Tangible Assets of us and our Subsidiaries.

“Sale and Leaseback Transaction” means any arrangement with any person in which we or any Restricted Subsidiary leases any Principal Property that has been or is to be sold or transferred by us or the Restricted Subsidiary to that person, other than any such arrangement involving:

•	a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under generally accepted accounting principles;

•	leases between us and a Restricted Subsidiary or between Restricted Subsidiaries; and

•

leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property, whichever is later.

“Subsidiary” of ours means:

•

a corporation, a majority of whose Capital Stock with rights, under ordinary circumstances, to elect directors is owned, directly or indirectly, at the date of determination, by us, by one or more of our Subsidiaries or by us and one or more of our Subsidiaries; or

•

any other person, other than a corporation, in which at the date of determination we, one or more of our Subsidiaries or we and one or more of our Subsidiaries, directly or indirectly, have at least a majority ownership and power to direct the policies, management and affairs of that person.

Consolidation, Merger or Sale of Assets. Under the terms of the indenture, we will be generally permitted to consolidate with or merge into another entity. We will also be permitted to sell or transfer our assets substantially as an entirety to another entity. However, we may not take any of these actions unless all of the following conditions are met:

•

the resulting entity, or the person to which such assets will have been sold or transferred, must agree to be legally responsible for all our obligations relating to the debt securities and the indenture;

•	the transaction must not cause a default or an Event of Default, or an event that with notice or lapse of time or both would become an Event of Default, as described below;

•	the resulting entity, or the person to which such assets will have been sold or transferred, must be organized under the laws of the United States or one of the states or the District of Columbia; and

•	we must deliver an officers’ certificate and legal opinion to the trustee with respect to the transaction.

In the event that we engage in one of these transactions and comply with the conditions listed above, we would be discharged from all our obligations and covenants under the indenture and all obligations under the Outstanding Securities, with the successor corporation or person succeeding to our obligations and covenants.

In the event that we engage in one of these transactions, the indenture provides that, if any Principal Property or Restricted Securities would thereupon become subject to any Lien securing Indebtedness, then the debt securities, other than debt securities not entitled to the benefits of specified covenants, must be secured, as to such Principal Property or Restricted Securities, equally and ratably with (or prior to or, in the case of debt securities that are subordinated in right of payment to the Indebtedness secured by such Lien or in the case of other Indebtedness of ours that is subordinated to the debt securities, on a subordinated basis to such Lien securing) the Indebtedness or obligations that upon the occurrence of such transaction would become secured by the Lien, unless the Lien could be created under the indenture without equally and ratably securing the debt securities (or, in the case of debt securities that are subordinated in right of payment to the Indebtedness secured by such Lien, on a subordinated basis to such Lien).

Modification or Waiver

There are two types of changes that we can make to the indenture and the debt securities.

Changes Requiring Approval. With the consent of the holders of at least a majority in principal amount of all outstanding debt securities of each series affected (including any such approvals obtained in connection with a tender or exchange offer for outstanding debt securities), we may make any changes, additions or deletions to any provisions of the indenture applicable to the affected series, or modify the rights of the holders of the debt securities of the affected series. However, without the consent of each holder affected, we cannot:

•	change the stated maturity of the principal of, any premium on, or any installment of interest on any debt security;

•	reduce the principal amount of, any premium on, or the rate of interest on any debt security;

•	change any of our obligations to pay Additional Amounts;

•

reduce the amount of the principal that would be due and payable upon a declaration of acceleration of maturity following the default of a debt security whose principal amount payable at stated maturity may be more or less than its principal face amount at original issuance or an original issue discount security;

•	adversely affect any right of repayment at the holder’s option;

•	change the place of payment of a debt security;

•	impair the holder’s right to sue for payment;

•	adversely affect any right to convert or exchange a debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of a series, the consent of whose holders is required to modify or amend the indenture; or

•

modify certain provisions of the indenture dealing with suits for enforcement of payment by the trustee or modification and waiver, except to increase any percentage of consents required to amend the indenture or for any waiver, or to modify the provisions of the indenture dealing with the unconditional right of the holders of the debt securities to receive principal, premium, if any, and interest.

Changes Not Requiring Approval. The second type of change does not require the consent of any holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Additionally, we do not need any approval to make any change that affects only debt securities to be issued under the indenture after the changes take effect.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•

for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in the applicable prospectus supplement.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance and Covenant Defeasance.”

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Events of Default

Holders of debt securities will have special rights if an Event of Default occurs as to the debt securities of their series that is not cured, as described later in this subsection. Please refer to the applicable prospectus supplement for information about any changes to the Events of Default, including any addition of a provision providing event risk or similar protection.

What is an Event of Default? The term “Event of Default” as to the debt securities of a series means any of the following:

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not pay the principal of or any premium, if any, on a debt security of the series at its maturity;

•	we do not deposit any sinking fund payment when and as due by the terms of any debt securities requiring such payment;

•

we remain in breach of a covenant or agreement in the indenture, other than a covenant or agreement not for the benefit of the series, for 60 days after we receive written notice stating that we are in breach from the trustee or the holders of at least 25 percent of the principal amount of the debt securities of the series;

•

we or a Restricted Subsidiary is in default under any matured or accelerated agreement or instrument under which we have outstanding Indebtedness for borrowed money or guarantees, which individually is in excess of $25,000,000, and we have not cured any acceleration within 30 days after we receive notice of this default from the trustee or the holders of at least 25 percent of the principal amount of the debt securities of the series, unless prior to the entry of judgment for the trustee, we or the Restricted Subsidiary remedy the default or the default is waived by the holders of the indebtedness;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

•	any other Event of Default provided for the benefit of debt securities of the series.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

The trustee may withhold notice to the holders of debt securities of a particular series of any default if it considers its withholding of notice to be in the interest of the holders of that series, except that the trustee may not withhold notice of a default in the payment of the principal of, any premium on, or the interest on the debt securities or in the payment of any sinking fund installment with respect to the debt securities.

Remedies if an Event of Default Occurs. If an event of default has occurred and is continuing, the trustee or the holders of at least 25 percent in principal amount of the debt securities of the affected series may declare the entire principal amount and all accrued interest of all the debt securities of that series to be due and immediately payable by notifying us, and the trustee, if the holders give notice, in writing. This is called a declaration of acceleration of maturity.

If the maturity of any series of debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration if all events of default other than the non-payment of principal or interest on the debt securities of that series that have become due solely by a declaration of acceleration are cured or waived, and we deposit with the trustee a sufficient sum of money to pay:

•	all overdue interest on outstanding debt securities of that series;

•

all unpaid principal and any premium, if any, of any outstanding debt securities of that series that has become due otherwise than by a declaration of acceleration, and interest on the unpaid principal and any premium, if any;

•	all interest on such overdue interest; and

•	all amounts paid or advanced by the trustee for that series and reasonable compensation of the trustee.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions if the directions conflict with any law or the indenture or expose the trustee to personal liability. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before a holder is allowed to bypass the trustee and bring his or her own lawsuit or other formal legal action or take other steps to enforce his or her rights or protect his or her interest relating to the debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of at least 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have instituted a proceeding for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on his or her debt securities on or after the due date without complying with the foregoing.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than the following:

•	the payment of principal, any premium, or interest on any debt security; or

•	in respect of a covenant that under the indenture cannot be modified or amended without the consent of each holder affected.

Each year, we will furnish the trustee with a written statement of two of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Defeasance and Covenant Defeasance

Unless we provide otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of debt securities. In general, we expect these provisions to apply to each debt security that is not a floating rate or indexed debt security.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities, called “full defeasance,” if we put in place the following arrangements for you to be repaid:

•

we must deposit in trust for the benefit of all holders of the debt securities a combination of money and obligations issued or guaranteed by the U.S. government that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•

we must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

If we ever did accomplish defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If we accomplish a defeasance, we would retain only the obligations to register the transfer or exchange of the debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust.

Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants in the indenture. This is called “covenant defeasance.” In that event, you would lose the protection of any such covenants but would gain the protection of having money and obligations issued or guaranteed by the U.S. government set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and obligations issued or guaranteed by the U.S. government that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the deposit described above without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Debt Securities Issued in Non-Global Form

If any debt securities cease to be issued in global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $2,000 and amounts that are integral multiples of $1,000 in excess thereof.

Holders may exchange their debt securities that are not in global form for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. We may appoint the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities, or we may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for a holder’s debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may stop the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a debt security is issued as a global security, only the depository will be entitled to transfer and exchange the debt security as described in this section, since it will be the sole holder of the debt security.

Payment Mechanics

Who Receives Payment? If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date, discussed below, relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of the depository.

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depository as in effect from time to time. Under those policies, we will pay directly to the depository, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depository and its participants, as described above under “What is a Global Security?”.

Payments on Non-Global Securities. For a debt security in non-global form, we will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check, at the paying agent described below, against surrender of the debt security. We will make all payments by check in next-day funds; for example, funds that become available on the day after the check is cashed.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, we will make payment only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Regular Record Dates. We will pay interest to the holders listed in the trustee’s records as the owners of the debt securities at the close of business on a particular day in advance of each interest payment date. We will pay interest to these holders if they are listed as the owner even if they no longer own the debt security on the interest payment date. That particular day, usually about two weeks in advance of the interest payment date, is called the “regular record date” and will be identified in the prospectus supplement.

Payment When Offices Are Closed. If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next business day.

Paying Agents. We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

The Trustee Under the Indenture

U.S. Bank National Association is the trustee under the indenture for our debt securities. We will identify any other entity acting as the trustee for a series of debt securities that we may offer in the prospectus supplement for the offering of such debt securities.

The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to these series.

DESCRIPTION OF COMMON STOCK

The following summary of our common stock, no par value per share (the “common stock”), is based on and qualified by reference to, our Restated Articles of Incorporation filed in Texas and Virginia (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”). For a complete description of the terms and provisions of our equity securities, including our common stock, refer to the Articles of Incorporation and Bylaws, each of which are filed as exhibits to our annual reports on Form 10-K filed with the SEC. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 200,000,000 shares of common stock, no par value, of which 122,267,437 shares were outstanding on February 10, 2020. Each of our shares of common stock is entitled to one vote on all matters voted upon by shareholders. Our shareholders do not have cumulative voting rights. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of common stock may be required by law or our Articles of Incorporation, an act of the shareholders requires the affirmative vote of the holders of a majority of the shares entitled to vote on a matter and represented in person or by proxy at a meeting at which a quorum is present. The power to alter, amend or repeal the Bylaws, and to adopt new Bylaws, is vested in our Board of Directors, subject to repeal or change by the affirmative vote of the holders of 75 percent of the outstanding shares of common stock entitled to vote thereon.

Our issued and outstanding shares of common stock are fully paid and nonassessable. There are no redemption or sinking fund provisions applicable to the shares of our common stock, and such shares are not entitled to any preemptive rights. Since we are incorporated in both Texas and Virginia, we must comply with the laws of both states when issuing shares of our common stock.

Holders of our shares of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors from our assets legally available for the payment of dividends and, upon our liquidation, a pro rata share of all of our assets available for distribution to our shareholders.

American Stock Transfer & Trust Company is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the trading symbol “ATO.”

Charter and Bylaws Provisions

Some provisions of our Articles of Incorporation and Bylaws may be deemed to have an “anti-takeover” effect. The following description of these provisions is only a summary, and we refer you to our Articles of Incorporation and Bylaws for more information.

Cumulative Voting. Our Articles of Incorporation prohibit cumulative voting. In general, in the absence of cumulative voting, one or more persons who hold a majority of our outstanding shares can elect all of the directors who are subject to election at any meeting of shareholders.

Removal of Directors. Our Articles of Incorporation and Bylaws also provide that our directors may be removed only for cause and upon the affirmative vote of the holders of at least 75 percent of the shares then entitled to vote at an election of directors.

Fair Price Provisions. Article VII of our Articles of Incorporation provides certain “Fair Price Provisions” for our shareholders. Under Article VII, a merger, consolidation, sale of assets, share exchange, recapitalization or other similar transaction, between us or a company controlled by or under common control with us and any individual, corporation or other entity which, alone or together with its affiliates or associates, owns or controls 10 percent or more of our voting capital stock, would be required to satisfy the condition that the aggregate consideration per share to be received in the transaction for each class of our voting capital stock be at least equal to the highest per share price, or equivalent price for any different classes or series of stock, paid by the 10 percent shareholder in acquiring any of its holdings of our stock. If a proposed transaction with a 10 percent shareholder does not meet this condition, then the transaction must be approved by the holders of at least 75 percent of the outstanding shares of voting capital stock held by our shareholders other than the 10 percent shareholder, unless a majority of the directors who were members of our board immediately prior to the time the 10 percent shareholder involved in the proposed transaction became a 10 percent shareholder have either:

•	expressly approved in advance the acquisition of the outstanding shares of our voting capital stock that caused the 10 percent shareholder to become a 10 percent shareholder; or

•	approved the transaction either in advance of or subsequent to the 10 percent shareholder becoming a 10 percent shareholder.

The provisions of Article VII may not be amended, altered, changed, or repealed except by the affirmative vote of at least 75 percent of the votes entitled to be cast thereon at a meeting of our shareholders duly called for consideration of such amendment, alteration, change, or repeal. In addition, if there is a 10 percent shareholder, such action must also be approved by the affirmative vote of at least 75 percent of the outstanding shares of our voting capital stock held by the shareholders other than the 10 percent shareholder.

Shareholder Proposals and Director Nominations. Our shareholders can submit shareholder proposals and nominate candidates for the board of directors if the shareholders follow the advance notice procedures described in our Bylaws.

Shareholder proposals (other than those sought to be included in our proxy statement) must be submitted to our corporate secretary at least 60 days, but not more than 85 days, before the annual meeting; provided, however, that if less than 75 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received by our corporate secretary no later than the close of business on the 25th day following the day on which such notice of the date of the annual meeting was provided or such public disclosure was made. The notice must include a description of the proposal, the shareholder’s name and address and the number of shares held, and all other information which would be required to be included in a proxy statement filed with the SEC if the shareholder were a participant in a solicitation subject to the SEC’s proxy rules. To be included in our proxy statement for an annual meeting, our corporate secretary must receive the proposal at least 120 days prior to the anniversary of the date we mailed the proxy statement for the prior year’s annual meeting.

To nominate directors, shareholders must submit a written notice to our corporate secretary at least 60 days, but not more than 85 days, before a scheduled meeting; provided, however, that if less than 75 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, such nomination shall have been received by our corporate secretary no later than the close of business on the 25th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the name and address of the shareholder and of the shareholder’s nominee, the number of shares held by the shareholder, a representation that the shareholder is a holder of record of common stock entitled to vote at the meeting, and that the shareholder intends to appear in person or by proxy to nominate the persons specified in the notice, a description of any arrangements between the shareholder and the shareholder’s nominee, information about the shareholder’s nominee required by the SEC and the written consent of the shareholder’s nominee to serve as a director.

Shareholder proposals and director nominations that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting or making nominations for directors.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and a prospectus supplement as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of any such methods of sale.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities in one or more transactions, including:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may designate underwriters or agents to solicit purchases of shares of our common stock for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at-the-market offerings.” We will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in a prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our shares. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in a prospectus supplement relating to any such offer and sale of securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities, as that term is defined in the Securities Act.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement.

We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of their business.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP and Hunton Andrews Kurth LLP, Richmond, Virginia, have each rendered an opinion with respect to the validity of the securities that may be offered under this prospectus. We filed these opinions as exhibits to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made under this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Atmos Energy appearing in Atmos Energy’s Annual Report (Form 10-K) for the fiscal year ended September 30, 2019 (including the schedule appearing therein), and the effectiveness of Atmos Energy’s internal control over financial reporting as of September 30, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Atmos Energy for the three-month periods ended December 31, 2019 and December 31, 2018, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated February 4, 2020, included in Atmos Energy’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov. Unless specifically listed below under “Incorporation of Certain Documents by Reference” the information contained on the SEC website is not incorporated by reference into this prospectus.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, which registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or the applicable prospectus supplement relating to an offering of our securities.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of our offering of securities. These additional documents include periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01 or corresponding information furnished under Item 9.01 as an exhibit, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified in them as not incorporated by reference). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our annual report on Form 10-K for the year ended September 30, 2019;

•

The following pages and captioned text contained in our definitive proxy statement for the annual meeting of shareholders on February 5, 2020 and incorporated into our annual report on Form 10-K: pages 7 through 14 under the captions “Corporate Governance and Other Board Matters — Independence of Directors” “— Committees of the Board of Directors” and “— Related Party Transactions and Review Policy;” pages 18 through 24 under the caption “Proposal One — Election of Directors — Nominees for Director;” pages 25 through 27 under the caption “Director Compensation;” pages 28 through 29 under the captions “Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm — Audit and Related Fees” and “— Audit Committee Pre-Approval Policy;” pages 31 through 42 under the caption “Compensation Discussion and Analysis;” pages 43 through 56 under the caption “Named Executive Officer Compensation;” pages 57 through 58 under the caption “Other Executive Compensation Matters;” and pages 59 through 60 under the caption “Beneficial Ownership of Common Stock”;

•	Our quarterly report on Form 10-Q for the quarter ended December 31, 2019; and

•	Our current reports on Form 8-K filed on October 2, 2019 (two filed on this date) and February 10, 2020.

These documents contain important information about us and our financial condition.

You may obtain a copy of any of these filings, or any of our future filings, from us without charge by requesting it in writing or by telephone at the following address or telephone number:

Atmos Energy Corporation

1800 Three Lincoln Centre

5430 LBJ Freeway

Dallas, Texas 75240

Attention: Jennifer Hills

(972) 934-9227

Our website is www.atmosenergy.com; any information on or connected to our website is not part of this prospectus.

$4,000,000,000

ATMOS ENERGY CORPORATION

Debt Securities

and

Common Stock

PROSPECTUS

February 11, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$	*
Blue Sky fees, including counsel fees		**
Printing expenses		**
Trustee’s fees and expenses		**
Rating agency fees		**
State filing fees		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Texas Business Organizations Code and the Virginia Stock Corporation Act permit, and in some cases require, corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against judgments, penalties, including excise and similar taxes, fines, settlements, and reasonable expenses under certain circumstances. Article IX of our Articles of Incorporation and Article IX of our Bylaws provide for indemnification of judgments, penalties, including excise and similar taxes, fines, settlements, and reasonable expenses, including attorney’s fees, and the advance payment or reimbursement of such reasonable expenses to directors and officers to the fullest extent permitted by law.

As authorized by Section 8.101 of the Texas Business Organizations Code, and Section 13.1-697 of the Virginia Stock Corporation Act, each of our directors and officers may be indemnified by us against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which such person is involved by reason of the fact that such person is or was a director or officer of ours if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. In each case, such indemnity shall be to the fullest extent authorized by the Texas Business Organizations Code and the Virginia Stock Corporation Act. If the director or officer is found liable to us, or received an improper personal benefit from us, whether or not involving action in such person’s official capacity, then indemnification will be limited to reasonable expenses actually incurred.

Article X of our Articles of Incorporation provides that no director shall be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director except for liability:

•	for any breach of duty of loyalty to us or our shareholders,

•	for an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law,

•	for a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office,

•	for an act or omission for which the liability of a director is expressly provided by statute, or

•	for an act related to an unlawful stock repurchase or payment of a dividend.

In addition, Article IX of our Articles of Incorporation and Article IX of our Bylaws require us to indemnify to the fullest extent authorized by law any person made or threatened to be made party to any action, suit or proceeding, whether criminal, civil, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer or, while a director or officer, serves or served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any other enterprise.

We maintain an officers’ and directors’ liability insurance policy insuring officers and directors against certain liabilities, including liabilities under the Securities Act of 1933. The effect of such policy is to indemnify such officers and directors against losses incurred by them while acting in such capacities.

Item 16.	Exhibits.

Exhibit No.	Description

1**	Underwriting Agreement

4.1	Restated Articles of Incorporation of Atmos Energy Corporation—Texas(1)

4.2	Restated Articles of Incorporation of Atmos Energy Corporation—Virginia(2)

4.3	Amended and Restated Bylaws of Atmos Energy Corporation (as of February 5, 2019)(3)

4.4	Specimen Common Stock Certificate (Atmos Energy Corporation)(4)

4.5	Indenture dated as of March 26, 2009 between Atmos Energy Corporation and U.S. Bank National Association, Trustee(5)

4.6**	Form of Supplemental Indenture or Officers’ Certificate

4.7**	Form of Global Debt Security

5.1*	Opinion of Gibson, Dunn & Crutcher LLP as to the validity of the securities being registered

5.2*	Opinion of Hunton Andrews Kurth LLP as to the validity of the securities being registered

15.1*	Letter of Ernst & Young LLP Regarding Unaudited Interim Financial Information

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.2)

23.3*	Consent of Ernst & Young LLP

24*	Powers of Attorney (included on signature page)

25*	Statement of eligibility of trustee for debt securities on Form T-1

(1)	Previously filed as Exhibit 3.1 to Form 10-Q dated March 31, 2010 (File No. 1-10042) and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to Form 10-Q dated March 31, 2010 (File No. 1-10042) and incorporated herein by reference.
(3)	Previously filed as Exhibit 3.1 to Form 8-K filed February 5, 2019 (File No. 1-10042) and incorporated herein by reference.
(4)	Previously filed as Exhibit 4.1 to Form 10-K for the fiscal year ended September 30, 2012 (File No. 1-10042) and incorporated herein by reference.
(5)	Previously filed as Exhibit 4.1 to Form 8-K filed March 26, 2009 (File No. 1-10042) and incorporated herein by reference.
*	Filed herewith.
**	To be filed by amendment hereto, pursuant to a Current Report on Form 8-K to be incorporated herein by reference or otherwise filed with the SEC.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Signatures and Powers of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 11, 2020.

ATMOS ENERGY CORPORATION

By:	/s/ CHRISTOPHER T. FORSYTHE
Christopher T. Forsythe
Senior Vice President and
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John K. Akers and Christopher T. Forsythe, or either of them acting alone or together, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments (and any additional registration statement related thereto permitted by or under the Securities Act of 1933 and any and all amendments, thereto, including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitute or resubstitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KIM R. COCKLIN Kim R. Cocklin	Executive Chairman of the Board	February 11, 2020

/s/ JOHN K. AKERS John K. Akers	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2020

/s/ CHRISTOPHER T. FORSYTHE Christopher T. Forsythe	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 11, 2020

/s/ RICHARD M. THOMAS Richard M. Thomas	Vice President and Controller (Principal Accounting Officer)	February 11, 2020

/s/ ROBERT W. BEST Robert W. Best	Director	February 11, 2020

/s/ KELLY H. COMPTON Kelly H. Compton	Director	February 11, 2020

Signature	Title	Date

/s/ SEAN DONOHUE Sean Donohue	Director	February 11, 2020

/s/ RAFAEL G. GARZA Rafael G. Garza	Director	February 11, 2020

/s/ RICHARD K. GORDON Richard K. Gordon	Director	February 11, 2020

/s/ ROBERT C. GRABLE Robert C. Grable	Director	February 11, 2020

/s/ NANCY K. QUINN Nancy K. Quinn	Director	February 11, 2020

/s/ RICHARD A. SAMPSON Richard A. Sampson	Director	February 11, 2020

/s/ STEPHEN R. SPRINGER Stephen R. Springer	Director	February 11, 2020

/s/ DIANA J. WALTERS Diana J. Walters	Director	February 11, 2020

/s/ RICHARD WARE II Richard Ware II	Director	February 11, 2020